American Century Investment Trust

AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 1st day of December, 2015, by and between AMERICAN CENTURY INVESTMENT TRUST, a Massachusetts business trust and registered investment company (the “Company”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Company and the Investment Manager are parties to a certain Management Agreement effective as of July 16, 2010, and amended effective as of July 26, 2013 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of new A Class of shares and C Class of shares for the Premium Money Market Fund, the name change of the Premium Money Market Fund to U.S. Government Money Market Fund, and the elimination of the B Class of shares for Diversified Bond Fund, Prime Money Market Fund, and Short Duration Inflation Protection Bond Fund.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.    Amendment of Schedules B and C. Schedules B and C to the Agreement are hereby amended by deleting them in their entirety and inserting in lieu therefor the Schedules B and C attached hereto.

2.    Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.    Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.
IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Investment Trust
/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Investment Trust                Schedule B: Investment Category Assignments

Schedule B
Investment Category Assignments

American Century Investment Trust

Series	Category	Applicable Fee Schedule Number
Prime Money Market Fund	Money Market Funds	3
U.S. Government Money Market Fund	Money Market Funds	4
Diversified Bond Fund	Bond Funds	5
High-Yield Fund	Bond Funds	6
Short Duration Inflation Protection Bond Fund	Bond Funds	7
NT Diversified Bond Fund	Bond Funds	5
Core Plus Fund	Bond Funds	8
Short Duration Fund	Bond Funds	5

American Century Investment Trust                    Schedule C: Complex Fee Schedules

Schedule C
Complex Fee Schedules

	Rate Schedules
Complex Assets	Institutional Class	R6 Class	All Other Classes
First $2.5 billion	0.1100%	0.0600%	0.3100%
Next $7.5 billion	0.1000%	0.0500%	0.3000%
Next $15.0 billion	0.0985%	0.0485%	0.2985%
Next $25.0 billion	0.0970%	0.0470%	0.2970%
Next $25.0 billion	0.0870%	0.0370%	0.2870%
Next $25.0 billion	0.0800%	0.0300%	0.2800%
Next $25.0 billion	0.0700%	0.0200%	0.2700%
Next $25.0 billion	0.0650%	0.0150%	0.2650%
Next $25.0 billion	0.0600%	0.0100%	0.2600%
Next $25.0 billion	0.0550%	0.0050%	0.2550%
Thereafter	0.0500%	0.0000%	0.2500%

Series	Investor Class	Institu- tional Class	A Class	B Class	C Class	R Class	R6 Class
➢ Diversified Bond Fund	Yes	Yes	Yes	No	Yes	Yes	Yes
➢ U.S. Government Money Market Fund	Yes	No	Yes	No	Yes	No	No
➢ Prime Money Market Fund	Yes	No	Yes	No	Yes	No	No
➢ High-Yield Fund	Yes	Yes	Yes	No	Yes	Yes	Yes
➢ Short Duration Inflation Protection Bond Fund	Yes	Yes	Yes	No	Yes	Yes	Yes
➢ NT Diversified Bond Fund	No	Yes	No	No	No	No	Yes
➢ Core Plus Fund	Yes	Yes	Yes	No	Yes	Yes	No
➢ Short Duration Fund	Yes	Yes	Yes	No	Yes	Yes	No